Exhibit 10.1

THIRD AMENDED CONSENT AND LIMITED WAIVER TO BOARD
REPRESENTATION AND STANDSTILL AGREEMENT

This Third Amended Consent and Limited Waiver to the Board Representation and Standstill Agreement is delivered by CCUR Holdings, Inc. (formerly Concurrent Computer Corporation), a Delaware corporation (the “Company”), on May 10, 2018 to JDS1, LLC, a Delaware limited liability company (the “Investor”) and Julian D. Singer, in his individual capacity (the “Investor Affiliate,” and together with the Investor, the Investor Affiliate, and the Affiliates and Associates of each of the foregoing, the “Investor Group”). Capitalized terms used but not defined herein shall have the meanings set forth in the Board Representation and Standstill Agreement dated as of August 29, 2016 by and among the Company, the Investor, the Investor Affiliate, and Wayne Barr in his individual capacity (the “Standstill Agreement”).

The Company acknowledges receipt of a request from the Investor and the Investor Affiliate to permit the Investor Group to acquire additional shares of Common Stock of the Company in an amount that may result in the Investor Group’s beneficial ownership of up to 4,176,180 of the outstanding shares of Common Stock of the Company. The Company hereby consents to the Investor Group’s acquisition of such additional shares of Common Stock and agrees that, in the performance of its obligations under Section 4.2(a) of the Standstill Agreement, the Company shall not deem the Investor, Investor Affiliate, or any of their respective Affiliates or Associates to have effected a “Prohibited Transfer” as defined in the Company’s Restated Certificate of Incorporation, so long as (i) the Investor, the Investor Affiliate, and any of their respective Affiliates or Associates collectively beneficially own no more than 4,176,180 of the outstanding shares of Common Stock of the Company, including the Investor Group’s beneficial ownership of Common Stock as a result of the exercise or assignment of any option contracts and (ii) any acquisition of Common Stock by the Investor, the Investor Affiliate, or any of their respective Affiliates or Associates would not reasonably be expected to actually limit the Company’s ability to utilize the NOLs.

This Third Amended Limited Waiver and Consent shall be subject to the provisions of Section 4.2(b) of the Standstill Agreement and except as expressly set forth herein, the Company reserves all rights set forth in the Standstill Agreement.

[Signature Page Follows]

CCUR Holdings, Inc.

		By:	/s/ Wayne Barr, Jr.
		Name:	Wayne Barr, Jr.
		Title:	Executive Chairman, CEO & President

ACKNOWLEDGED BY:

JDS1, LLC

By:	/s/ Julian Singer
Name:	Julian Singer
Title:	Manager

JULIAN D. SINGER

/s/ Julian Singer

[Signature Page to Third Amended Limited Consent and Waiver]